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[STAMP]                                                             EXHIBIT 99.6

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                      NORTH AMERICAN SECURITY & FIRE, INC.

                (AFTER PAYMENT OF CAPITAL AND ISSUANCE OF STOCK)

WE THE UNDERSIGNED, Officers of NORTH AMERICAN SECURITY & FIRE, INC. ("the Corporation") hereby certify:

         The Board of Directors of the Corporation at a meeting of duly convened and held on December 21, 1998 adopted a resolution to amend the Articles of Incorporation as Originally filed and/or amended.

The former Article One read:

ARTICLE ONE. The name of the Corporation is North American Security & Fire, Inc.

Article One is superseded and replaced as follows:

ARTICLE ONE. The name of the Corporation is North American Security & Fire
             Acquisitions, Inc.

         The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,145,000; and the foregoing changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



/s/ KIRT W. JAMES                                            /s/ J. DAN SIFFORD

Kirt W. James                                                    J. Dan Sifford
PRESIDENT AND SECRETARY                                  CHAIRMAN AND TREASURER




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CALIFORNIA ALL-PURPOSE CERTIFICATE OF ACKNOWLEDGMENT

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State of California

County of Orange
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
On this the 21st day of December 1998, before me,              Sharon Bradshaw                  ,
                                                   ---------------------------------------------
                                                               Name of Notary Public
a Notary Public for the State of California, personally appeared
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                                                                       Name(s) of Signer(s)
                           Kirt W. James and J. Dan Sifford
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        [X]  personally known to me   OR

        [ ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

             Witness my hand and official seal.

/s/ SHARON BRADSHAW                                      [NOTARY PUBLIC SEAL]
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      Notary's Signature

                              OPTIONAL INFORMATION

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